UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 19, 2006

                                -----------------

                             Digital Recorders, Inc.
             (Exact Name of Registrant as Specified in Its Charter)



         North Carolina                  1-13408                56-1362926
 (State or Other Jurisdiction   (Commission File Number)      (IRS Employer
       of Incorporation)                                    Identification No.)



                5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
               (Address of Principal Executive Offices) (Zip Code)

      Registrant's Telephone Number, Including Area Code         (214) 378-8992


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 7.01.   Regulation FD Disclosure

         On July 19, 2006, Digital Recorders, Inc. announced that second quarter 2006 sales were approximately $13.6 million, an increase of 7.0 percent over the $12.7 million in sales posted for the same period a year ago.

         In the same press release, comments were made regarding U.S. federal transportation funding for Fiscal Year 2007 and its potential impact on the Company's sales.

         In the same press release, comments were made regarding the Company's backlog of orders and revenue trends.

         A copy of the Company's press release is attached hereto as Exhibit
99.1 and is incorporated herein by reference. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01.   Financial Statements and Exhibits

(a)   Exhibits.
      99.1   Press release dated July 19, 2006.

Signature(s)

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             DIGITAL RECORDERS, INC.

Date: July 19, 2006          By:    /s/ KATHLEEN BROWN OHER, CPA
                                   ---------------------------------------------
                                    Kathleen Brown Oher, CPA
                                    Vice President, Chief Financial Officer,
                                    Treasurer, and Secretary

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INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------

   99.1  Press release dated July 19, 2006.